Exhibit 99.1

Menlo Therapeutics Announces Corporate Name Change to VYNE Therapeutics

Company will commence trading under new ticker “VYNE” on September 8, 2020

Company to ring Nasdaq Closing Bell on September 8

Bridgewater, NJ – September 2, 2020 – Menlo Therapeutics Inc. (Nasdaq: MNLO) (“Menlo” or the “Company”) announced today it is changing its corporate name to VYNE Therapeutics Inc. (“VYNE Therapeutics”). In connection with the name change, the Company’s common stock will begin trading under a new ticker symbol “VYNE”. The name and ticker change will be effective at the opening of trading, Tuesday, September 8, 2020. In addition, VYNE Therapeutics will ring the Nasdaq closing bell on September 8, at 4:00 PM ET.

“Our new corporate branding, VYNE Therapeutics, reflects an evolution of our business which combines the strengths and traditions of our legacy companies ─ Menlo Therapeutics and Foamix Pharmaceuticals ─ with our ambition to build a sustainable, fully integrated pharmaceutical company in dermatology and beyond,” said David Domzalski, President and Chief Executive Officer.

The corporate name change to VYNE Therapeutics does not affect the rights of the Company’s stockholders and no action is required by stockholders with respect to the name change. The Company’s common stock has been assigned a new CUSIP number of 92941V 100.  The number of outstanding shares of the Company’s common stock is not affected by the name and ticker change.

The Company’s new website will be available at vynetherapeutics.com on September 8, 2020.

About Menlo

Menlo Therapeutics Inc. recently combined with Foamix Pharmaceuticals Ltd. to form a different type of biopharmaceutical company working to solve some of today’s most difficult therapeutic challenges in dermatology and beyond.

With expertise in topical medicine innovation as a springboard, the Company is working to develop and commercialize a variety of solutions using its proprietary Molecule Stabilizing Technology (MST™), and has received FDA approval for AMZEEQ® (minocycline) topical foam, 4%, the world’s first topical minocycline, and for ZILXI™ (minocycline) topical foam, 1.5%, the first minocycline product of any kind to be approved by the FDA for use in rosacea. For more information about our approved products, please see AMZEEQ's Full Prescribing Information at amzeeq.com and ZILXI's Full Prescribing Information at zilxi.com.

520 US Highway 22 • 2nd Floor • Bridgewater, NJ 08807

For more information about Menlo or its investigational products, visit www.menlotherapeutics.com. Menlo may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Menlo’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

646-889-1200

jallaire@lifesciadvisors.com

Andrew Saik

Chief Financial Officer

Menlo Therapeutics

908-731-6180

Andrew.Saik@foamix.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development and commercialization of Menlo’s products and product candidates and other statements regarding the future expectations, plans and prospects of Menlo. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on Menlo’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic and its impact on our business operations; adverse events associated with the commercialization of AMZEEQ and ZILXI; the outcome and cost of clinical trials for current and future product candidates; determination by the FDA that results from Menlo’s clinical trials are not sufficient to support registration or marketing approval of product candidates; the outcome of pricing, coverage and reimbursement negotiations with third party payors for AMZEEQ, ZILXI or any other products or product candidates that Menlo may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving AMZEEQ and ZILXI prescription reimbursement; the eligible patient base and commercial potential of AMZEEQ, ZILXI or any of Menlo’s other products or product candidates; risks that Menlo’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of Menlo’s patents may be held to be narrowed, invalid or unenforceable or one or more of Menlo’s patent applications may not be granted and potential competitors may also seek to design around Menlo’s granted patents or patent applications; additional competition in the acne and dermatology markets; risks related to our indebtedness; inability to raise additional capital on favorable terms or at all; Menlo’s ability to recruit and retain key employees; and Menlo’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Menlo’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in Menlo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Menlo’s subsequent filings with the U.S. Securities and Exchange Commission. Although Menlo believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and Menlo undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

520 US Highway 22 • 2nd Floor • Bridgewater, NJ 08807